NEWS RELEASE

For Further Information Please Contact:
   W. Harold Parker, Jr.                  Phone: (919) 683-7631

FOR IMMEDIATE RELEASE                     October 15, 1996

CCB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS

Durham, North Carolina----CCB Financial Corporation (NYSE:CCB) reported income before non-recurring items for the quarter ending September 30, 1996 of $1.23 per share, an increase of 9.8% over the $1.12 earned in the comparable period of 1995. The 1996 amount excludes the net effect of forgiveness of the recapture of tax bad debt reserves of a former savings bank subsidiary and impact of a one-time FDIC special assessment to recapitalize the Savings Association Insurance Fund ("SAIF"). Including the net effect of the above, net income per share for the current quarter was $1.00.

For the first nine months of 1996, excluding the above recapture forgiveness and special assessment, income per share increased by 12.7% to $3.63 from $3.22, excluding merger-related expense in 1995. Including the effect of the above items, net income per share was $3.40 compared to $2.73 in 1995, an increase of 24.5%.

E. C. Roessler, President and CEO of CCB Financial Corporation, commented:
"We are pleased with our record operating results in the third quarter as reflected by our primary performance measures. We are also pleased to see resolution of the recapitalization of the SAIF and its positive effects on our future performance from reduced deposit insurance premiums."

Roessler further commented: "Our listing on the New York Stock Exchange during the third quarter has improved service to our shareholders. There is no long-term negative economic impact from damages caused by Hurricane Fran, and we remain on track for 1996 to be another record year for CCB Financial Corporation."

CCB Financial Corporation is the bank holding company for Central Carolina Bank and Trust Company which operates 154 offices located primarily in the Piedmont section of North Carolina.

                        CCB FINANCIAL CORPORATION
                            Financial Summary
                                Unaudited
             (In Thousands Except Share and Per Share Data)

                                                       Three Months Ended
Income Statement                  9/30/96   6/30/96   3/31/96 12/31/95  9/30/95
Loan and lease income (TE)        $ 81,415    78,893   78,157   78,340   76,940
Securities income (TE)              16,982    16,430   17,245   16,563   16,618
Other interest income                3,475     4,145    3,629    5,665    5,054
   Total interest income (TE)      101,872    99,468   99,031  100,568   98,612

Savings/NOW expense                  1,831     2,135    2,378    2,576    2,589
Money market account expense        13,363    12,599   12,114   13,081   12,603
Jumbo CD expense                     3,934     3,448    3,969    4,517    4,303
Consumer time deposit expense       23,865    23,499   23,803   23,929   23,972
   Interest expense on deposits     42,993    41,681   42,264   44,103   43,467
Short-term borrowed funds expense    1,744     1,591      866      916      932
Long-term debt expense                 983     1,064    1,247    1,444    1,485
   Total interest expense           45,720    44,336   44,377   46,463   45,884

Net interest income (TE)            56,152    55,132   54,654   54,105   52,728
Provision for loan and lease losses  3,850     3,150    2,000    2,407    2,027
Net interest income after
   provision (TE)                   52,302    51,982   52,654   51,698   50,701

Service charges on deposits          7,334     7,282    6,955    6,663    6,585
Other service charges and fees       1,075     1,104    1,105    1,066    1,037
Trust income                         1,586     1,783    1,571    1,557    1,560
Brokerage and insurance commissions  1,586     1,440    1,174    1,118      841
Merchant discount                    1,417     1,414    1,283    1,205    1,199
Accretion of negative goodwill         839       839      839      839      839
Other                                2,163     1,542    1,232      931      542
Investment securities gains            560        32    1,303       50        7
Investment securities losses           (61)       (6)  (1,318)     (46)     (12)
   Total other income               16,499    15,430   14,144   13,383   12,598

Personnel expense                   21,166    19,841   20,412   20,259   19,366
Occupancy                            3,021     2,835    2,933    2,392    2,760
Equipment                            2,448     2,414    2,609    2,313    2,668
Foreclosed property expense             73       138      119      222      160
Deposit and other insurance          1,064       550      532    1,129      684
FDIC special assessment (1)          8,400         -        -        -        -
Amortization of intangible assets      910       909      985    1,131    1,132
Other                                9,711    10,482   10,107    9,671    9,554
Merger-related expense (1)               -         -        -        -        -
   Total other expenses             46,793    37,169   37,697   37,117   36,324

Income before income taxes (TE)     22,008    30,243   29,101   27,964   26,975
Tax equivalent adjustment            1,898     1,924    2,012    2,073    2,067
Income before income taxes          20,110    28,319   27,089   25,891   24,908
Income taxes (1)                     5,075     9,975    9,317    8,828    8,198
Net income                       $  15,035    18,344   17,772   17,063   16,710

Per Share Data
Net income (1)                   $    1.00      1.22     1.18     1.14     1.12
Cash dividends                         .42       .38      .38      .38      .38
Book value                           30.65     29.98    29.25    28.98    27.73
Tangible book value                  28.68     27.95    26.92    26.57    25.23
Market value (2):
   High                              55.00     54.75    55.75    56.50    51.63
   Low                               49.50     49.75    49.25    48.50    41.75
   Close                             54.75     51.25    50.25    55.50    51.13

                                             CCB FINANCIAL CORPORATION
                                                  Financial Summary
                                                       Unaudited
                                (In Thousands Except Share and Per Share Data)

                                                       Three Months Ended
Ratios                             9/30/96      6/30/96       3/31/96      12/31/95       9/30/95
Income before forgiveness of
recapture of tax bad debt reserves
and FDIC special assessment (1):
   Return on average assets          1.45 %        1.48          1.45          1.37          1.37
   Return on average equity         16.29         16.69         16.39         16.25         16.40
Net income:
   Return on average assets          1.18          1.48          1.45          1.37          1.37
   Return on average equity         13.22         16.69         16.39         16.25         16.40
Net interest margin                  4.68          4.69          4.71          4.64          4.63
Average equity to average assets     8.93          8.85          8.83          8.43          8.37

Operating Efficiency Ratios
As a percentage of average
assets (excluding FDIC
special assessment (1)):
   Noninterest income                1.30 %        1.24          1.15          1.07          1.04
   Personnel expense                 1.66          1.60          1.66          1.63          1.59
   Occupancy and equipment expense    .43           .42           .45           .38           .45
   Other operating expense            .92           .97           .96           .98           .95
   Noninterest expense               3.01          2.99          3.07          2.99          2.99
Net overhead (noninterest exp. -
   noninterest inc.)                 1.71 %        1.75          1.92          1.92          1.95
Noninterest expense (excluding
    FDIC special assessment (1))
    as a percentage of net interest
    income (TE) and other income    52.85 %       52.68         54.79         55.00         55.60
Average assets per employee
   (in millions)                  $  2.60          2.58          2.56          2.55          2.49

Average Balances
Assets                        $  5,068,110     4,995,543     4,941,110     4,940,463     4,829,261
Loans and lease financing (all
   domestic)                     3,572,156     3,445,480     3,368,565     3,302,486     3,245,804
Investment securities:
   Taxable (3)                     892,670       881,947       924,628       890,235       868,321
   Tax-exempt                       73,598        75,260        76,302        78,498        79,149
Earning assets (3)               4,795,724     4,709,016     4,648,355     4,653,709     4,535,423
Deposits:
   Demand deposits (noninterest-
      bearing)                     517,805       525,401       493,909       512,374       502,538
   Savings/NOW accounts            514,208       515,680       512,338       506,055       486,870
   Money market accounts         1,361,312     1,324,860     1,308,572     1,319,853     1,268,740
   Jumbo CD's                      275,887       249,415       277,631       292,896       269,533
   Consumer time deposits        1,641,486     1,642,660     1,656,368     1,632,452     1,644,078
   Total deposits                4,310,698     4,258,016     4,248,818     4,263,630     4,171,759
Short-term borrowed funds          146,135       133,302        77,490        79,033        74,833
Long-term debt                      59,153        63,596        73,954        80,255        82,049
Interest-bearing liabilities     3,998,181     3,929,513     3,906,353     3,910,544     3,826,103
Shareholders' equity               452,447       442,055       436,145       416,531       404,179

Share Data
Common shares outstanding       15,061,334    15,051,625    15,059,409    14,960,716    14,951,952
Weighted average shares
   outstanding                  15,056,975    15,055,922    15,011,702    14,953,153    14,921,146


                                           CCB FINANCIAL CORPORATION
                                               Financial Summary
                                                    Unaudited
                                  (In Thousands Except Share and Per Share Data)


                                             As Of Or For The Three Months Ended
Reserve For Loan Losses                   9/30/96      6/30/96       3/31/96      12/31/95       9/30/95
Beginning balance                    $     45,423        44,218        43,578        42,979        42,726
Provision for loan and lease losses         3,850         3,150         2,000         2,407         2,027
Recoveries                                    510           476           508           359           345
Charge-offs                               (2,529)       (2,421)       (1,868)       (2,167)       (2,119)
Ending balance                       $     47,254        45,423        44,218        43,578        42,979

Non-Performing and Risk Assets
Nonperforming assets:
Beginning balance                    $     14,533        15,529        12,083        13,038        12,584
Activity during the quarter:
   Additions                                1,795         2,114         4,712         1,986         1,727
   Payments or sales                      (1,754)       (2,864)       (1,217)       (2,903)         (972)
   Return to performing status                  -             -             -             -         (279)
   Charge-offs or write-downs                (73)         (246)          (49)          (38)          (22)
       Net increase (decrease)               (32)         (996)         3,446         (955)           454

Ending balance comprised of:
Nonaccrual loans and leases                11,785        11,980        13,283         9,616        10,103
Foreclosed real estate                      2,716         2,553         2,246         2,467         2,935
       Total nonperforming assets          14,501        14,533        15,529        12,083        13,038

Restructured loans and lease
   financing                                    -             -             -             -             -
Ninety days past due and accruing           4,223         4,229         2,768         4,120         2,516
          Total risk assets          $     18,724        18,762        18,297        16,203        15,554

Asset Quality Ratios
Total risk assets to:
   Total loans and foreclosed
      real estate                             .52 %         .54           .54           .53           .48
   Total assets                               .36           .37           .36           .35           .32
Loan loss reserve to total
   risk assets                               2.52 x        2.42          2.42          2.69          2.76
Net charge-offs to average
   loans (annualized)                         .22 %         .23           .16           .22           .22
Loan loss reserve to total loans             1.30          1.30          1.30          1.30          1.32

Other Information
Number of banking offices                     154           154           157           155           153
Number of employees                         1,960         1,940         1,932         1,940         1,937
Number of ATM's                               134           130           129           122           120
Intangible assets:
   Goodwill                          $     25,847        26,593        29,614        30,391        31,215
   Deposit base premium                     3,855         4,018         5,473         5,680         6,034
Mortgage servicing rights                   2,555         2,208         1,554           916           964
Negative goodwill                          23,077        23,916        24,755        25,594        26,433
Parent Company's investment
   in subsidiaries                        469,629       459,650       454,738       449,542       430,447
Cash dividends                              6,325         5,718         5,721         5,684         5,679

                                    CCB FINANCIAL CORPORATION
                                         Financial Summary
                                             Unaudited
                              (In Thousands Except Share and Per Share Data)


                                   Nine Months Ended
                                     September 30          Increase (Decrease)
Income Statement                    1996          1995         Amount     %
Loan and lease income (TE)       $ 238,465       227,611        10,854   4.8
Securities income (TE)              50,657        51,993       (1,336)  (2.6)
Other interest income               11,249        11,968         (719)  (6.0)
Total interest income (TE)         300,371       291,572         8,799   3.0

Savings/NOW expense                  6,344         8,383       (2,039) (24.3)
Money market account expense        38,076        37,452           624   1.7
Jumbo CD expense                    11,351        13,121       (1,770) (13.5)
Consumer time deposit expense       71,167        65,924         5,243   8.0
Interest expense on deposits       126,938       124,880         2,058   1.6
Short-term borrowed funds expense    4,201         3,505           696  19.9
Long-term debt expense               3,294         4,556       (1,262) (27.7)
Total interest expense             134,433       132,941         1,492   1.1

Net interest income (TE)           165,938       158,631         7,307   4.6
Provision for loan and lease losses  9,000         5,776         3,224  55.8
Net interest income after
   provision (TE)                  156,938       152,855         4,083   2.7

Service charges on deposits         21,571        18,937         2,634  13.9
Other service charges and fees       3,284         2,948           336  11.4
Trust income                         4,940         4,787           153   3.2
Brokerage and insurance commissions  4,200         2,684         1,516  56.5
Merchant discount                    4,114         3,461           653  18.9
Accretion of negative goodwill       2,517         2,517             -   N/A
Other                                4,937         4,554           383   8.4
Investment securities gains          1,895           893         1,002 112.2
Investment securities losses        (1,385)       (1,875)           49  26.1
Total other income                  46,073        38,906         7,167  18.4

Personnel expense                   61,419        59,039         2,380   4.0
Occupancy                            8,789         8,338           451   5.4
Equipment                            7,471         7,886         (415)  (5.3)
Foreclosed property expense            330         1,021         (691) (67.7)
Deposit and other insurance          2,146         5,471       (3,325) (60.8)
FDIC special assessment (1)          8,400             -         8,400   N/A
Amortization of intangible assets    2,804         3,127         (323) (10.3)
Other                               30,300        27,891        2,409    8.6
Merger-related expense (1)               -        10,333      (10,333)(100.0)
Total other expenses               121,659       123,106       (1,447)  (1.2)

Income before income taxes (TE)     81,352        68,655        12,697   18.5
Tax equivalent adjustment            5,834         6,553         (719)  (11.0)
Income before income taxes          75,518        62,102        13,416   21.6
Income taxes (1)                    24,367        21,305         3,062   14.4
Net income                       $  51,151        40,797        10,354   25.4

Per Share Data
Net income                       $    3.40          2.73           .67   24.5
Cash dividends per share              1.18          1.06           .12   11.3

                              CCB FINANCIAL CORPORATION
                                 Financial Summary
                                      Unaudited
                      (In Thousands Except Share and Per Share Data)

                                                       Nine Months Ended
                                                          September 30
               Ratios                                   1996          1995
Income before forgiveness of
recapture of tax bad debt
reserves, FDIC special assessment
and merger-related expense (1):
   Return on average assets                           1.46 %        1.35
   Return on average equity                          16.45         16.44
Net income:
   Return on average assets                           1.37          1.14
   Return on average equity                          15.40         13.95
Net interest margin                                   4.70          4.73
Average equity to average assets                      8.87          8.20

                                    As of September 30          YTD Averages
Balance Sheet Data                  1996          1995          1996          1995
Assets                           $ 5,157,844     4,902,122     5,001,830     4,767,516
Loans and lease financing          3,622,345     3,267,536     3,462,469     3,234,469
Securities held to maturity:
   Book value                         74,197        81,424        75,214        82,010
   Market value                       77,292        85,173             -             -
Securities available for sale (3)    904,857       879,661       899,556       901,920
Earning assets (3)                 4,828,141     4,583,177     4,717,983     4,477,320
Deposits:
   Demand deposits (noninterest-
      bearing)                       554,294       516,259       512,391       487,950
   Savings/NOW accounts              530,470       499,917       514,076       487,309
   Money market accounts           1,378,819     1,281,674     1,331,690     1,241,588
   Jumbo CD's                        286,328       291,051       267,674       282,372
   Consumer time deposits          1,647,903     1,642,459     1,646,818     1,610,517
   Total deposits                  4,397,814     4,231,360     4,272,649     4,109,736
Short-term borrowed funds            143,059        79,426       119,075        88,408
Subordinated notes (qualifying
   debt)                              32,985        32,985        32,985        33,422
Other long-term debt                  26,061        47,871        32,559        52,278
Interest-bearing liabilities       4,045,625     3,875,382     3,944,877     3,795,894
Shareholders' equity                 461,704       414,610       443,582       391,092
Fair value adjustment included
   in shareholders' equity             2,504         2,854         4,359       (6,742)

                                                     Nine Months Ended
                                                        September 30
Share Data                                            1996          1995
Weighted average shares outstanding               15,041,590    14,947,700

Reserve For Loan Losses
Beginning balance                              $      43,578        41,046
Provision for loan and lease losses                    9,000         5,776
Recoveries                                             1,494         1,175
Charge-offs                                           (6,818)       (5,018)
Ending balance                                 $      47,254        42,979

Net charge-offs to average
   loans (annualized)                                    .21 %         .16

                                CCB FINANCIAL CORPORATION
                                     Financial Summary
                                         Unaudited
                      (In Thousands Except Share and Per Share Data)


                                                       Nine Months Ended
                                                          September 30
Operating Efficiency Ratios                              1996          1995
As a percentage of average assets
  (excluding FDIC special
  assessment and
  merger-related expense (1)):
   Noninterest income                                     1.23 %        1.09
   Personnel expense                                      1.64          1.66
   Occupancy and equipment expense                         .43           .45
   Other operating expense                                 .95          1.05
   Noninterest expense                                    3.02          3.16
Net overhead (noninterest expense -
   noninterest income)                                    1.79 %        2.07
Noninterest expense (excluding
   FDIC special assessment and
   merger-related expense (1)) as
   a percentage of net interest
   (TE) and other income                                 53.42 %       57.09
Average assets per employee
   (in millions)                                 $        2.57          2.42

                                                              As Of
                                                           September 30
                                                        1996          1995
       Risk-Adjusted Capital                         (Estimated)
On-balance sheet risk assets                      $   3,540,246     3,293,308
Off-balance sheet risk assets                           152,563       305,386
Total risk-adjusted assets                            3,692,809     3,598,694

Tier I capital                                          429,367       373,757
Tier II capital                                          79,145        75,518
Total capital                                           508,512       449,275

Tier I capital ratio                                      11.63 %       10.39
Total capital ratio                                       13.77         12.48
Leverage capital ratio                                     8.52          7.80


(1) During the third quarter of 1996, a tax benefit of $1,553,000 was recorded for forgiveness of the recapture of tax bad debt reserves of a savings bank subsidiary. Also during the third quarter of 1996, an FDIC special assessment of $8,400,000 to recapitalize the Savings Association Insurance Fund was recorded. The after-tax effect of these transactions was to decrease net income by $3,487,000 or $.23 per share. Merger-related expense incurred in 1995 included severance and other employee benefit costs, costs related to branch closures, systems conversion costs and other restructuring and transaction related expenses for the Corporation's merger with Security Capital Bancorp on May 19, 1995. The after-tax effect of the 1995 merger-related expense was $7,304,000 or $.49 per share.
(2)  New York Stock Exchange Symbol:  CCB
(3) Average balances exclude the mark-to-market adjustment for Statement of Financial Accounting Standards No. 115.